Exhibit 4(q)
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   THIRD ADDENDUM TO AGREEMENT OF PURCHASE AND SALE BETWEEN ROYAL PALM BEACH
                           COLONY LIMITED PARTNERSHIP

        SUCCESSOR IN INTEREST TO ROYAL PALM BEACH UTILITIES COMPANY, AND
                         THE VILLAGE OF ROYAL PALM BEACH


         THIS ADDENDUM made and entered into this 11th day of December 2002, by and between the VILLAGE OF ROYAL PALM BEACH, FLORIDA, a municipal corporation with offices located at 1050 Royal Palm Beach Boulevard, Royal Palm Beach, Florida 33411 organized and existing in accordance with the laws of the State of Florida (hereafter the "Village") ROYAL PALM BEACH COLONY, LIMITED PARTNERSHIP,
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a Delaware limited partnership authorized to do business in the State of Florida with offices at 2501 S. Ocean Drive, Hollywood, Florida 33019 (hereafter "Colony"), successor in interest to Royal Palm Beach Utilities Company, formerly
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a Florida corporation ("Utility"), Stein Management Company, Inc., a Delaware
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corporation and the Managing General Partner of Colony ("Steinco") with offices
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c/o David B. Simpson, Esq at 2 University Plaza, Hackensack, New Jersey 07601
and Steinco LLC, a New jersey limited liability company (SLLC") with offices at
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the same address.

                                R E C I T A L S:
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(A) Utilities and the Village executed the Agreement of Purchase and Sale on
March 30, 1983 (the "Agreement"), pursuant to which, among other matters, the Village purchased the Utility System described therein and agreed, in addition to a cash payment at closing, to make certain additional annual payments to Colony (the "Contingent Amount").
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(B) The Second Addendum (i) provided that annual installments on the Contingent
Amount (the "Contingent Payments") are required to be made on January 15th of each year (ii) provided that upon the liquidation of Colony, undivided interests in the Contingent Payments would be assigned to the Record Holders of partnership interests in Colony; (iii) provided for a mechanism for the payment by the Village of such Contingent Payments to such Record Holders through Registrar and Transfer Company, acting as Paying Agent, and (iv) provided that Steinco would act as the Liquidating Agent for Colony.

(C) The Board of Directors of Steinco has determined that it would be advisable that the function of Liquidating Agent be carried out by a single purpose subsidiary of Steinco and has accordingly formed SLLC to carry out such tasks. Steinco is the sole member of SLLC.

(D) The purpose of this Third Addendum is to add SLLC as a party and to recognize the substitution of SLLC as the Liquidating Agent for Colony, and to confirm the consent of the Village that all of the rights and obligations or Steinco as set forth in the Second Addendum shall be assignmed by Steinco to SLLC and assumed by SLLC.



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         NOW, THEREFORE, in consideration of the premises and the considerations stated in this Addendum, the parties agree as follows:

1. Admission of SLLC as Party; Assignment and Assumption
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         (a) Steinco hereby assigns to SLLC, as of the Liquidation Date, all of its rights under the Second Addendum, subject to all of its obligations thereunder; and SLLC hereby accepts such assignment and hereby assumes and agrees to perform all of Steinco's obligations under the Second Addendum.SLLC is hereby made a party to the Agreement.

         (b) Consent by Village The Village hereby consents to the Asignment and
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Assumption set forth in subsection (a) above. Without limitation of the foregoing the Village agrees that any and all actions which could have been taken by Steinco as Liquidating Agent under the Second Addendum may be taken by SLLC as Liquidating Agent. Without limitation of the foregoing, from and after the date hereof, SLLC shall have all of the rights heretofore granted to or held by Steinco pursuant to the Second Addendum, and shall have all of the obligations ascribed to and undertaken by Steinco under the Second Amendment. In all cases throughout the Second Addendum in which Steinco shall be stated to have any obligation or have any right, (including but not limited to the right to enforce the Agreement on behalf of the Record Holders) such right shall constitute the right of and may be exercised by SLLC.

2. Representations and Warranties of Colony Colony represents and
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warrants to the Village that: (a) Colony is authorized by the terms of the
Partnership Agreement to enter into and perform under this Third Addendum; (b) Steinco is the managing General Partner of Colony and is duly authorized to execute this Second Addendum to the Agreement on its behalf; (c) SLLC has been designated as the Liquidating Agent for Colony; (d) necessary proceedings have been taken in order to authorize the execution and performance by Colony and Steinco of this Third Addendum; and (e) this Third Addendum, the Liquidation Plan and the implementation thereof by Colony do not and will not be in violation of the laws of the State of Delaware or Florida or of the securities laws of the United States, Delaware or Florida.

3. Technical Amendment Relating to Assignment of Interests in Contingent
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   Payments
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         For purposes of ensuring that SLLC has standing to act on behalf of the
Record Holders in enforcing any rights of the Record Holders under the Agreement as amended, Village hereby recognizes that legal title to the Contingent
Payments shall be assigned to SLLC on the Liquidation Date, subject to the obligation of SLLC to exercise such title only as Liquidating Agent for the benefit of Colony and the Record Holders. Nothing in this Section 3 shall be deemed to diminish the beneficial ownership of the Record Holders in the Contingent Payments to be assigned pursuant to Section 1(a) of the Second Addendum, to increase the obligations of the Village in any manner whatsoever or to change the manner in which Contingent Payments shall be effected pursuant to the Second Addendum.

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4. Miscellaneous
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         (a) Effective Date This Agreement is binding on Colony, Steinco, SLLC
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and the Village as of the date hereto. Notwithstanding the foregoing, and subject to subsection 10(c) of the Second Addendum, the Effective Date of this Third Addendum shall be the date specified in a written notice delivered by Colony to the Village which shall state that Colony will be liquidated pursuant to the Plan on such date, and that the provisions of the Second Addendum and this Third Addendum shall be effective on such date. Such notice shall be accompanied by certified copies of the Plan, the Paying Agent Agreement, a certified resolution of Steinco as Managing General Partner authorizing the Second Addendum and this Third Addendum and such other documents as counsel to the Village shall reasonably request.

         (b) Amendment. This Third Addendum may be modified, amended or waived
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only by a written instrument signed by all of the parties hereto, or, after the
Liquidation Date, by the Village and by SLLC as Liquidating Agent.

         (c) Notices SLLC is hereby added as a notice party under Section 10(d)
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of the Second Addendum, with an address for notice at c/o David B. Simpson, Esq at 2 University Plaza, Hackensack, New Jersey 07601.

         (d) No Other Amendment Except as modified herein, all the terms and
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conditions of the Agreement, as amended by the First Addendum and the Second
Addendum shall remain in full force and effect.

IN WITNESS WHEREOF the parties have executed this Third Addendum as of the date first above written.

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Royal Palm Beach Colony, Limited Partnership  Stein Management Company, Inc.
                                              As Managing General Partner
By: Stein Management Company, Inc.
Managing General Partner                      By:    /s/ David B. Sipson
                                                     --------------------------
                                                     David B. Simpson
By:      /s/ Irving Cowan                     Title: Vice President
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         Irving Cowan
Title:   President

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The Village of Royal Palm Beach               Steinco LLC
                                              As Liquidating Agent
By:      /s/ David A. Lodwick
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         David A. Lodwick                     By: Stein Management Company, Inc.
Title:   Mayor                                Sole  Member

                                              By:
                                                     /s/ David B. Simpson
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                                                     David B. Simpson
                                              Title: Vice President
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